SECOND AMENDMENT TO AGREEMENT FOR THE PURCHASE AND SALE OF MEMBERSHIP INTEREST

This Second Amendment to Agreement for the Purchase and Sale of Membership Interest (the “Agreement”) dated and effective as of December 31, 2018, is made by and between Trevan Morrow (the “Seller”), and KonaTel, Inc., a Delaware corporation (the “Purchaser”) (each a “Party” and collectively, the “Parties).

Recitals:

Whereas, on February 5, 2018, and effective February 7, 2018, the Parties entered into an Agreement for the Purchase and Sale of Membership Interest (the “PSMI”) for the sale and purchase of 100% of the membership interest in IM Telecom, LLC, an Oklahoma limited liability company (“IM Telecom”); and

Whereas, the Parties amended the PSMI, effective April 30, 2018, to delete the provisions of Section 9.2 thereof that would have allowed the Purchaser to terminate the PSMI if all of the conditions set forth in Section 6 of the PSMI were not satisfied by April 30, 2018, and to extend the time for satisfaction of such conditions to December 31, 2018, and to amend Section 9.3 thereof to allow the Seller to terminate the PSMI if there had not been a Closing of the PSMI by December 31, 2018; and

Whereas, one of the principal conditions of Section 6 was the receipt of certain regulatory approvals contemplated by the Parties, specifically the “Wireless Compliance Plan” of IM Telecom for its “Lifeline Program,” were approved by the Federal Communication Commission (the “FCC”) on or about October 23, 2018; and

Whereas the Parties desire to extend the Closing of the PSMI and related transactions to the closing of business on January 31, 2019, and to amend the PSMI as otherwise set forth herein, and with the agreement that all other terms and conditions of the PSMI not specifically modified herein shall remain in full force and effect and with all terms defined in the PSMI having the same meanings ascribed to them in the PSMI unless otherwise specifically modified herein;

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the sufficiency of which are hereby acknowledged, the Parties do hereby agree as follows:

Closing.  The Closing set forth in Section 3.1 of the PSMI shall be extended to not later than the close of business on January 31, 2019;

IM Telecom Records.  The IM Telecom Records referenced in Section 3.2 of the PSMI, to the extent required or necessary for the transition of the IM Telecom accounts payable, accounts receivable and payroll to Purchaser, shall be provided to the Purchaser, effective January 1, 2019 (the “Transition Period”);

Transition Period. The Transition Period shall be from January 1, 2018, to the Closing on January 31, 2018, during which time the Parties will cause the transfer and/or cancellation of all credit cards, business accounts and other applicable licenses or otherwise as may be required for the Closing and for the Purchaser to assume all operations of IM Telecom as contemplated by the PSMI.

Bank Account Signatures.  The bank account signatures and all related bank account authorizations referenced in Section 3.4 of the PSMI required or necessary for the Purchaser to carry on the business of IM Telecom during the Transition Period shall be provided to the Purchaser by the Seller on or before January 1, 2019, and any remaining balance in such bank accounts shall immediately be transferred to the Purchaser’s “IM Telecom Bank of Texas” account, following payment of all outstanding indebtedness of IM Telecom;

Debt Limitation.  The IM Telecom debt as set forth in Section 6.7, shall not exceed the amount of $416,932.58 at the Closing (the “Maximum Allowable IM Telecom Debt”), which has or will be paid by the Purchaser ($363,323.67 of which the Purchaser paid prior to December 31, 2018 ($60,000 of which is subject to the execution and delivery of Exhibit A attached hereto and incorporated herein by reference, along with the satisfaction of the condition of evidence of full payment to Wells Fargo Bank contained therein); $25,000 of which the Purchaser will pay on January 31, 2019; and $28,608.91 of which the Purchaser will pay on or before February 28, 2019;

Indemnification.  In accordance with Section 8 of the PSMI and without limiting the scope of such Section, the Seller shall indemnify, pay and hold harmless the Purchaser for any debt or claim that may be construed to be a debt or debt obligation or otherwise, for all damages and amounts in excess of the Maximum Allowable IM Telecom Debt;

Morrow Notes.  All Morrow promissory notes executed and delivered to the Purchaser under the PSMI or otherwise, shall be cancelled and compromised at and subject to the Closing.

Remainder of PSMI Terms and Conditions.  All other terms and conditions of the PSMI not specifically modified herein shall remain in full force and effect as originally contemplated.

(Signature Page Follows)

Signature Page

IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement on the day and year first above written.

PURCHASER: KonaTel, Inc. By: /s/ D. Sean McEwen D. Sean McEwen, CEO

SELLER:

/s/ Trevan Morrow

Trevan Morrow, Seller

/s/ Jennifer Morrow

Jennifer Morrow, Spouse of the Seller, solely for purposes of Section 10.12 of the PSMI

IM TELECOM, LLC (regarding the provisions of Section 4 and Section 6.8 of the PSMI only)

By: /s/ Trevan Morrow

      Trevan Morrow, Manager and Sole Owner

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